Exhibit 99.1

NETSCOUT SYSTEMS Reports Financial Results for Third Quarter Fiscal Year 2018

WESTFORD, Mass.--(BUSINESS WIRE)--January 30, 2018--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of business assurance, a powerful combination of service assurance, cybersecurity, and business intelligence solutions, today announced financial results for its third quarter of fiscal year 2018 ended December 31, 2017.

“As previously disclosed on January 10, NETSCOUT’s third-quarter fiscal year 2018 results were primarily impacted by unanticipated reductions in spending by North American carriers, funding delays for a range of Federal projects and longer-than-expected sales cycles for our enterprise offerings,” stated Anil Singhal, NETSCOUT’s president and CEO. “Although we expect these dynamics will continue to create revenue challenges in the fourth quarter, we move forward with a strong competitive position underpinned by a compelling value proposition, an expansive global customer base and many promising new, high-margin products progressing through our sales funnels. We are advancing our planning processes for fiscal year 2019 with a focus on initiatives that we believe will help us strengthen our revenue performance, support continued gross margin gains, improve operating profitability and drive EPS expansion.”

Notable developments and highlights:

  On January 16, 2018, NETSCOUT entered into an amended Credit Agreement, which provides for a new five-year $1 billion senior secured revolving credit facility (increased from $800 million under the Original Credit Agreement), as well as better pricing and more favorable terms and conditions compared with the original agreement.
  This amended Credit Agreement will support the Company’s previously disclosed intentions to execute an Accelerated Share Repurchase (ASR) of up to $300 million within the next several days. The planned ASR will be initiated under the Company’s previously disclosed 25 million share repurchase program.
  NETSCOUT is continuing to advance its planning processes for fiscal year 2019. As part of this activity, the Company is focused on initiatives that are aimed at strengthening its revenue performance, supporting continued gross margin gains, improving overall operating profitability and driving EPS expansion.
  The Company is advancing plans to hold its annual Engage Technology and User Summit from May 14-17 in Dallas, Texas.

Q3 FY18 Financial Results

Total revenue (GAAP) for the third quarter of fiscal year 2018 was $268.9 million, compared with $302.2 million in the same quarter one year ago. Non-GAAP total revenue for the third quarter of fiscal year 2018 was $272.0 million versus $311.4 million in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP) for the third quarter of fiscal year 2018 was $153.2 million, which was approximately 57% of total revenue. This compares with third-quarter fiscal year 2017 product revenue (GAAP) of $192.0 million, which was approximately 64% of total revenue. On a non-GAAP basis, product revenue for the third quarter of fiscal year 2018 was $153.9 million, which was approximately 57% of total non-GAAP revenue. This compares with third-quarter fiscal year 2017 non-GAAP product revenue $196.4 million, which was approximately 63% of total non-GAAP revenue.

Service revenue (GAAP) for the third quarter of fiscal year 2018 was $115.8 million, or approximately 43% of total revenue versus service revenue (GAAP) of $110.2 million, or approximately 36% of total revenue, for the same period one year ago. On a non-GAAP basis, service revenue for fiscal year 2018’s third quarter was $118.1 million, or approximately 43% of total non-GAAP revenue, versus non-GAAP service revenue of $115.0 million, or approximately 37% of total non-GAAP revenue, for the same quarter one year ago.

NETSCOUT’s income from operations (GAAP) was $38.3 million in the third quarter of fiscal year 2018, compared with $33.4 million in the comparable quarter one year ago. The Company’s third-quarter fiscal year 2018 (GAAP) operating margin was 14.2% versus 11.0% in the prior fiscal year’s third quarter. Third-quarter fiscal year 2018 non-GAAP EBITDA from operations was $93.6 million, or 34.4% of non-GAAP quarterly revenue, which compares with $92.8 million, or 29.8% of non-GAAP quarterly revenue in the third quarter of fiscal year 2017. Third-quarter fiscal year 2018 non-GAAP income from operations was $83.9 million with a non-GAAP operating margin of 30.9%. This compares with third-quarter fiscal year 2017 non-GAAP income from operations of $84.3 million and a non-GAAP operating margin of 27.1%.

Net income (GAAP) for the third quarter of fiscal year 2018 was $89.7 million, or $1.02 per share (diluted) versus $21.2 million, or $0.23 per share (diluted), for the third quarter of fiscal year 2017. On a non-GAAP basis, net income for the third quarter of fiscal year 2018 was $60.7 million, or $0.69 per share (diluted), which compares with $55.2 million, or $0.60 per share (diluted), for the third quarter of fiscal year 2017.

As of December 31, 2017, cash and cash equivalents, and short and long-term marketable securities were $383.0 million, compared with $313.4 million as of September 30, 2017 and $464.7 million as of March 31, 2017. During the third quarter of fiscal year 2018, NETSCOUT did not repurchase any of its common stock.

Nine-Months FY18 Financial Results

  For the first nine months of fiscal year 2018, total revenue (GAAP) was $751.6 million and non-GAAP total revenue was $760.8 million versus total revenue (GAAP) of $843.2 million and non-GAAP total revenue of $872.6 million for the comparable nine-month period of fiscal year 2017.
  Product revenue (GAAP) for the first three quarters of fiscal year 2018 was $417.3 million compared with $525.5 million in the year-ago period. Non-GAAP product revenue for the first nine months of fiscal year 2018 was $419.4 million compared with $540.1 million in the same period one year ago.
  For the first nine months of fiscal year 2018, service revenue (GAAP) was $334.3 million versus $317.7 million in the same period last year. Non-GAAP service revenue for the first nine months of fiscal year 2018 was $341.4 million, compared with $332.5 million for the comparable period of fiscal year 2017.
  NETSCOUT’s income from operations (GAAP) during the first nine months of fiscal year 2018 was $3.5 million, compared with $23.4 million for the comparable nine-month period of fiscal year 2017. The Company’s operating margin (GAAP) for the first nine months of fiscal year 2018 was 0.5% versus 2.8% in the comparable period of fiscal year 2017. During the first three quarters of fiscal year 2018, the Company’s non-GAAP EBITDA from operations was $169.4 million, or 22.3% of non-GAAP total revenue versus non-GAAP EBITDA from operations of $210.8 million, or 24.2% of non-GAAP total revenue, in the first nine months of fiscal year 2017. The Company’s non-GAAP income from operations for the first three quarters of fiscal year 2018 was $140.9 million with a non-GAAP operating margin of 18.5%, compared with non-GAAP income from operations for the same period of fiscal year 2017 of $185.5 million and a non-GAAP operating margin of 21.3%.
  For the first nine months of fiscal year 2018, NETSCOUT’s net income (GAAP) was $63.0 million, or $0.70 per share (diluted) compared with net income of $11.0 million, or $0.12 per share (diluted) in the same nine-month period one year ago. Non-GAAP net income for the first nine months of fiscal year 2018 was $94.5 million, or $1.05 per share (diluted) versus non-GAAP net income for the same period of fiscal year 2017 of $118.0 million, or $1.27 per share (diluted).
  During the first three quarters of fiscal year 2018, NETSCOUT repurchased a total of 5,802,788 shares of its common stock at an average price of $34.47 per share, totaling approximately $200.0 million in the aggregate.

Guidance:

On January 10, 2018, NETSCOUT updated its full fiscal year 2018 outlook. Please note that certain new assumptions regarding the magnitude of the planned ASR have no impact on this guidance:

  The Company’s fiscal year 2018 GAAP revenue is expected to be in the range of approximately $985 million and $1.015 billion. The Company expects fiscal year 2018 non-GAAP revenue will be in the range of approximately $1.0 billion to $1.025 billion.
  Due to the impact of recently enacted tax legislation, NETSCOUT’s effective (GAAP) tax rate for fiscal year 2018 is expected to be in the range of -5000 percent to -5500 percent. The Company’s fiscal year 2018 non-GAAP effective tax is anticipated to be around 28 percent.
  Assuming completion of the Accelerated Share Repurchase for $300 million at a price of approximately $27.00 per share, the Company still expects fourth-quarter fiscal year 2018 shares outstanding (diluted) to be approximately 83.6 million shares, thereby reducing fiscal year 2018 shares outstanding (diluted) to approximately 89.3 million.
  Taking all of the aforementioned items into account, NETSCOUT expects that fiscal year 2018’s GAAP net income per share (diluted) to range from $0.53 to $0.84. NETSCOUT anticipates non-GAAP net income per share (diluted) in the range of approximately $1.30 to $1.45.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its third-quarter fiscal year 2018 financial results, its outlook for fiscal year 2018 and other matters today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (785) 424-1877. The conference call ID is NTCTQ318. A replay of the call will be available after 12:00 p.m. ET on January 30, 2018 for approximately one week. The number for the replay is (800) 283-8486 for U.S./Canada and (402) 220-0869 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP EBITDA from operations margin, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, as well as revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects in addition to the provisional one-time impacts of the U.S. Tax Cuts and Jobs Act. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating profit, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate, and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability, and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to fourth-quarter revenue challenges, fiscal year 2018 financial guidance and related performance trends for NETSCOUT, the Company’s strong competitive position, initiatives that will help strengthen the Company’s revenue performance, support continued gross margin gains, improve operating profitability and drive EPS expansion, and the timing and magnitude of the Company’s Accelerated Stock Repurchase constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include potential differences between NETSCOUT’s preliminary results and the final results for the quarter ended December 31, 2017 as a result of the completion of financial reporting processes and review, slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and the Company’s subsequent Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2018 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue:
Product	$153,179	$192,010	$417,282	$525,472
Service	115,765	110,182	334,281	317,720
Total revenue	268,944	302,192	751,563	843,192

Cost of revenue:
Product	41,327	55,296	125,013	171,770
Service	23,182	26,382	80,301	81,452
Total cost of revenue	64,509	81,678	205,314	253,222

Gross profit	204,435	220,514	546,249	589,970

Operating expenses:
Research and development	44,287	58,084	161,762	179,681
Sales and marketing	77,270	83,212	239,897	241,506
General and administrative	23,033	28,540	82,400	90,994
Amortization of acquired intangible assets	18,221	17,515	54,902	52,646
Restructuring charges	3,363	(199)	3,821	1,730
Total operating expenses	166,174	187,152	542,782	566,557

Income from operations	38,261	33,362	3,467	23,413
Interest and other expense, net	(3,107)	(2,748)	(9,565)	(8,082)

Income (loss) before income tax expense (benefit)	35,154	30,614	(6,098)	15,331
Income tax expense (benefit)	(54,531)	9,369	(69,093)	4,350
Net income	$89,685	$21,245	$62,995	$10,981

Basic net income per share	$1.03	$0.23	$0.71	$0.12
Diluted net income per share	$1.02	$0.23	$0.70	$0.12
Weighted average common shares outstanding used in computing:
Net income per share - basic	87,210	91,762	88,985	92,337
Net income per share - diluted	87,860	92,402	89,882	92,997

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,	March 31,
	2017	2017
	(unaudited)

Assets
Current assets:
Cash, cash equivalents and marketable securities	$379,807	$442,772
Accounts receivable and unbilled costs, net	249,939	294,374
Inventories	36,592	40,002
Prepaid expenses and other current assets	47,169	77,318

Total current assets	713,507	854,466

Fixed assets, net	53,646	61,393
Goodwill and intangible assets, net	2,575,531	2,649,431
Long-term marketable securities	3,187	21,933
Other assets	13,148	14,290

Total assets	$3,359,019	$3,601,513

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$32,469	$37,407
Accrued compensation	54,010	77,607
Accrued other	33,575	34,579
Deferred revenue and customer deposits	299,271	310,594

Total current liabilities	419,325	460,187

Other long-term liabilities	7,412	8,765
Deferred tax liability	177,598	277,599
Accrued long-term retirement benefits	35,589	32,117
Long-term deferred revenue	87,747	86,595
Long-term debt	300,000	300,000

Total liabilities	1,027,671	1,165,263

Stockholders' equity:
Common stock	117	116
Additional paid-in capital	2,735,387	2,693,846
Accumulated other comprehensive loss	46	(3,472)
Treasury stock, at cost	(783,878)	(570,921)
Retained earnings	379,676	316,681

Total stockholders' equity	2,331,348	2,436,250

Total liabilities and stockholders' equity	$3,359,019	$3,601,513

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016

Product Revenue (GAAP)	$153,179	$192,010	$149,281	$417,282	$525,472
Product deferred revenue fair value adjustment	719	1,514	719	2,154	5,989
Amortization of acquired intangible assets (2)	3	2,851	2	7	8,597
Non-GAAP Product Revenue	$153,901	$196,375	$150,002	$419,443	$540,058

Service Revenue (GAAP)	$115,765	$110,182	$107,582	$334,281	$317,720
Service deferred revenue fair value adjustment	2,345	4,797	2,361	7,081	14,798
Non-GAAP Service Revenue	$118,110	$114,979	$109,943	$341,362	$332,518

Revenue (GAAP)	$268,944	$302,192	$256,863	$751,563	$843,192
Product deferred revenue fair value adjustment	719	1,514	719	2,154	5,989
Service deferred revenue fair value adjustment	2,345	4,797	2,361	7,081	14,798
Amortization of acquired intangible assets (2)	3	2,851	2	7	8,597
Non-GAAP Revenue	$272,011	$311,354	$259,945	$760,805	$872,576

Gross Profit (GAAP)	$204,435	$220,514	$182,620	$546,249	$589,970
Product deferred revenue fair value adjustment	719	1,514	719	2,154	5,989
Service deferred revenue fair value adjustment	2,345	4,797	2,361	7,081	14,798
Share-based compensation expense (1)	1,588	1,270	1,587	4,404	3,774
Amortization of acquired intangible assets (2)	9,314	13,816	9,309	27,864	40,315
Business development and integration expense (3)	(405)	91	(340)	244	181
Compensation for post-combination services (5)	-	27	-	-	552
Acquisition related depreciation expense (6)	33	43	36	111	196
Non-GAAP Gross Profit	$218,029	$242,072	$196,292	$588,107	$655,775

Income (Loss) from Operations (GAAP)	$38,261	$33,362	$(1,239)	$3,467	$23,413
Product deferred revenue fair value adjustment	719	1,514	719	2,154	5,989
Service deferred revenue fair value adjustment	2,345	4,797	2,361	7,081	14,798
Share-based compensation expense (1)	12,425	10,461	12,598	35,254	30,271
Amortization of acquired intangible assets (2)	27,535	31,331	27,607	82,766	92,961
Business development and integration expense (3)	(2,335)	2,252	(1,244)	2,577	8,898
New standard implementation expense (4)	903	-	431	1,334	-
Compensation for post-combination services (5)	225	256	404	866	4,838
Restructuring charges	3,363	(199)	291	3,821	1,730
Acquisition related depreciation expense (6)	498	556	506	1,559	2,581
Non-GAAP Income from Operations	$83,939	$84,330	$42,434	$140,879	$185,479

Net Income (Loss) (GAAP)	$89,685	$21,245	$(2,468)	$62,995	$10,981
Product deferred revenue fair value adjustment	719	1,514	719	2,154	5,989
Service deferred revenue fair value adjustment	2,345	4,797	2,361	7,081	14,798
Share-based compensation expense (1)	12,425	10,461	12,598	35,254	30,271
Amortization of acquired intangible assets (2)	27,535	31,331	27,607	82,766	92,961
Business development and integration expense (3)	(2,335)	2,252	(1,244)	2,577	8,898
New standard implementation expense (4)	903	-	431	1,334	-
Compensation for post-combination services (5)	225	256	404	866	4,838
Restructuring charges	3,363	(199)	291	3,821	1,730
Acquisition related depreciation expense (6)	498	556	506	1,559	2,581
Income tax adjustments (7)	(74,640)	(17,006)	(15,001)	(105,861)	(55,078)
Non-GAAP Net Income	$60,723	$55,207	$26,204	$94,546	$117,969

Diluted Net Income (Loss) Per Share (GAAP)	$1.02	$0.23	$(0.03)	$0.70	$0.12
Share impact of non-GAAP adjustments identified above	(0.33)	0.37	0.32	0.35	1.15
Non-GAAP Diluted Net Income Per Share	$0.69	$0.60	$0.29	$1.05	$1.27

Shares used in computing non-GAAP diluted net income per share	87,860	92,402	89,525	89,882	92,997

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$301	$255	$293	$807	$716
Cost of service revenue	1,287	1,015	1,294	3,597	3,058
Research and development	3,730	3,456	3,915	10,820	9,961
Sales and marketing	4,022	3,367	4,147	11,613	9,704
General and administrative	3,085	2,368	2,949	8,417	6,832
Total share-based compensation expense	$12,425	$10,461	$12,598	$35,254	$30,271

(2) Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
Total revenue adjustment	$3	$2,851	$2	$7	$8,597
Cost of product revenue	9,311	10,965	9,307	27,857	31,718
Operating expenses	18,221	17,515	18,298	54,902	52,646
Total amortization expense	$27,535	$31,331	$27,607	$82,766	$92,961

(3) Business development and integration expense included in these amounts is as follows:
Cost of product revenue	$(107)	$91	$(106)	$226	$181
Cost of service revenue	(298)	-	(234)	18	-
Research and development	(661)	11	(401)	61	11
Sales and marketing	(620)	7	(199)	357	41
General and administrative	(649)	2,143	(304)	1,915	8,665
Total business development and integration expense	$(2,335)	$2,252	$(1,244)	$2,577	$8,898

(4) New standard implementation expense included in these amounts is as follows:
General and administrative	$903	$-	$431	$1,334	$-
Total new standard implementation expense	$903	$-	$431	$1,334	$-

(5) Compensation for post-combination services included in these amounts is as follows:
Cost of product revenue	$-	$1	$-	$-	$156
Cost of service revenue	-	26	-	-	396
Research and development	193	219	325	702	1,780
Sales and marketing	13	6	62	128	1,732
General and administrative	19	4	17	36	774
Total compensation for post-combination services	$225	$256	$404	$866	$4,838

(6) Acquisition related depreciation expense included in these amounts is as follows:
Cost of product revenue	$13	$27	$16	$55	$112
Cost of service revenue	20	16	20	56	84
Research and development	307	344	311	962	1,704
Sales and marketing	42	54	44	140	267
General and administrative	116	115	115	346	414
Total acquisition related depreciation expense	$498	$556	$506	$1,559	$2,581

(7) Total income tax adjustment included in these amounts is as follows:
Tax effect of non-GAAP adjustments above	$(74,640)	$(17,006)	$(15,001)	$(105,861)	$(55,078)
Total income tax adjustments	$(74,640)	$(17,006)	$(15,001)	$(105,861)	$(55,078)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016

Income (loss) from operations (GAAP)	$38,261	$33,362	$(1,239)	$3,467	$23,413
Previous adjustments to determine non-GAAP income from operations	45,678	50,968	43,673	137,412	162,066
Non-GAAP Income from operations	83,939	84,330	42,434	140,879	185,479

Depreciation excluding acquisition related	9,617	8,421	9,383	28,534	25,347

Non-GAAP EBITDA from operations	$93,556	$92,751	$51,817	$169,413	$210,826

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(FY'17 In millions, except net income per share - diluted)

	FY'17	FY'18 Updated (1/30/18)
GAAP revenue	$1,162.1	~$985 million to ~$1,015 million
Deferred service revenue fair value adjustment	$19.5	~$8 million to ~$10 million
Deferred product revenue fair value adjustment	$6.8	~$2 million to ~$4 million
Amortization of intangible assets	$11.4
Non-GAAP revenue	$1,199.8	$1,000 million to $1,025 million

	FY'17	FY'18
GAAP Net Income	$33.3	$47 million to $75 million
Deferred service revenue fair value adjustment	$19.5	~$7 million to ~$9 million
Deferred product revenue fair value adjustment	$6.8	~$2 million to ~$4 million
Amortization of intangible assets	$123.6	~$110 million to ~$112 million
Share-based compensation expenses	$39.2	~$45 million to ~$47 million
Business development & integration expenses*	$20.3	~$4 million to ~$5 million
New accounting standard implementation	$-	~$2 million to ~$3 million
Restructuring costs	$4.0	~$4 million to ~$5 million
Other income	$(0.4)	-
Total Adjustments	$212.9	~$174 million to ~$185 million
Related impact of adjustments on income tax**	$(67.7)	(~$119 million to ~$116 million)
Non-GAAP Net Income	$178.5	$116 million to $130 million

GAAP net income per share (diluted)	$0.36	$0.53 to $0.84
Non-GAAP net income per share (diluted)	$1.92	$1.30 to $1.45

Average Weighted Shares Outstanding (diluted)***	92.9	89.3 million

* Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense
** Assumes a non-GAAP annual effective tax rate of 28%
*** Assumes execution of an Accelerated Stock Repurchase of $300 million

CONTACT:
NETSCOUT SYSTEMS, INC.
Investors
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com
or
Media
Donna Candelori, 408-571-5226
Senior Public Relations Manager
Donna.Candelori@netscout.com